U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                           SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.  )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:

[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
     240.14a-12

                     ECLIPSE ENTERTAINMENT GROUP, INC.
            (Name of Small Business Issuer in its charter)

    Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113, Newport Beach,
                           California 92660
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No Fee Required

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:
________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

4.  Proposed aggregate offering price:
________________________________________________________________

5.  Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:

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2.  Form, schedule, or registration statement number:

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3.  Filing party:

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4.  Date filed:

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Notes:

                    Eclipse Entertainment Group, Inc.
                         10520 Venice Boulevard
                      Culver City, California 90232

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON MONDAY, OCTOBER 23, 2000

Notice is hereby given that the Annual Meeting of shareholders of Eclipse Entertainment Group, Inc., a Nevada corporation ("Company"), will be held on Monday, October 23, 2000 at the executive offices of the Company, located at 10520 Venice Boulevard, Culver City, California 90232 at 5:00 p.m. for the following purposes:

1. To elect the following four nominees as Directors of the Company until the next Annual Meeting of shareholders and until their respective successors shall be elected and qualified:
Franco Columbu, Arthur Bizneck, John G. Smith, and Brent Nelson;

2. To approve the appointment of L.L. Bradford & Company as the Company's independent auditors for the new fiscal year which commenced on January 1, 2000;

3. To approve an acquisition, which includes an exchange of shares, between the Company and Westar Entertainment, Inc., a Nevada corporation ("Westar"), whereby Westar would become a wholly owned subsidiary of the Company;

4. To consider on any other matter that properly may come before the meeting or any adjournment thereof.

Shareholders of record as the close of business on September 1, 2000 are entitled to vote at the meeting or any postponement or adjournment thereof.

Please review the voting options on the attached proxy card and submit your vote promptly. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not itself serve to revoke your Proxy. A copy of the Company's Annual Report for its fiscal year ended December 31, 1999 and for the quarter ended on June 30, 2000 are enclosed herewith.

By order of the Board of Directors
September 15, 2000

/s/  Brent Nelson
Brent Nelson, Corporate Secretary


                              PROXY STATEMENT

                    Eclipse Entertainment Group, Inc.
                         10520 Venice Boulevard
                     Culver City, California 90232

This Proxy Statement is furnished to shareholders at the direction and on behalf of the Board of Directors of Eclipse Entertainment Group, Inc., a Nevada corporation ("Company"), for the purpose of soliciting proxies for use at the Annual Meeting of Shareholders of the Company to be held at the executive offices of the Company, located at 10520 Venice Boulevard, Culver City, California 90232 on Monday, October 23, 2000 at 5:00 p.m. The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying this Proxy Statement, the proxy will be voted in favor of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person, or by submitting a later dated proxy. Neither attendance at the meeting nor voting at the meeting shall revoke the proxy. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

Shareholder proposals must be submitted to the Company not later than September 1, 2001, in order to be included in those matters considered at the next Annual Meeting of the Company to be held in October 2001. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying Proxy is being borne by the Company. Brokers, dealers, banks, or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about October 12, 2000.

                             VOTING SECURITIES

The record date of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders is the close of business on September 1, 2000. On such date, the Company had issued and outstanding 12,016,140 shares of $0.001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the meeting and there shall be no cumulative voting right on any shares. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted.

All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting. As management holds, directly or indirectly, a majority of the outstanding shares as of the record date and intends to vote in favor of all proposals, it is anticipated that all proposals will pass. Pursuant to applicable Nevada law, there are dissenter's rights relating to the matters to be voted on. The relevant sections of the Nevada Revised Statutes that deal with such dissenters' rights are set forth as follows:

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305  "Beneficial stockholder" defined.
"Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330  "Stockholder of record" defined.
"Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a party:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

(2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440  Demand for payment and deposit of certificates;
retention of rights of stockholder.

1.  A stockholder to whom a dissenter's notice is sent must:

(a) Demand payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460  Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation's registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.
NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500  Legal proceeding to determine fair value:
Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                             STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of September 1, 2000 (12,016,140 issued and outstanding) by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all of the current directors and executive officers of the Company as a group:

Title of      Name and Address of               Amount of      Percent
Class         Beneficial Owner                  Beneficial        of
                                                Ownership(1)     class

Common        Brent Nelson                      2,771,270 (2)    23.06%
Stock         10900 N.E. 8th Street
              Bellevue, WA 98004

Common       Arthur Birzneck                      424,500         3.53%
Stock        16766 16th Avenue
             Surrey, British
             Columbia V4P 2P7

Common       Franco Columbu                        68,750         0.57%
Stock        1732 South Sepulveda Blvd.
             Los Angeles, CA 90025

Common       David Gideon Thomson                       0         0.00%
Stock        1732 South Sepulveda Blvd.
             Los Angeles, CA 90025

Common       John G. Smith                              0         0.00%
Stock        1185 West Georgia Street
             Suite 910
             Vancouver, British Columbia
             V6E 4E6

Common       Shares of all directors and        3,264,520        27.17%
Stock        executive officers as a group (5
             persons)

(1) Except as noted in footnote 2 below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them

(2) This figure includes the 2,605,520 shares owned by Northwest Capital Partners, L.L.C., 10900 N.E. 8th Street,
Bellevue, Washington 98004, since Mr. Nelson is the managing director of this firm.

                         ELECTION OF DIRECTORS
                          EXECUTIVE OFFICERS

The names, ages, and respective positions of the directors and officers of the Company are set forth below. The Company's Board of Directors is currently composed of five members; David Gideon Thomson has chosen not to stand for re-election. The Company's Bylaws provide that Directors are to serve only until the next Annual Meeting of Shareholders or until their successors are elected and qualified. Officers will hold their positions at the will of the Board of Directors, absent any employment agreement, of which none currently exist or are contemplated. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs. Messrs. Birzneck and Nelson joined the Company on its founding in 1997; Mssrs. Thomson, Columbu, and Smith joined the Company as directors on May 1, 1999. The Directors and Executive Officers of the Company are not a party to any material pending legal proceedings and, to the best of their knowledge, no such action by or against them has been threatened.

Directors and Executive Officers.

(a)  David Gideon Thomson, Chairman of the Board.

Mr. Gideon Thomson, age 62, is a British entertainment consultant, executive and producer. He has been semi-retired for the last five years. Prior to that, he held top management positions including Managing Director of Polytel (Polygram's film and TV division), Deputy Chairman of the Robert Stigwood Organization and Chairman of Charisma Records and Films. During his tenure at Polytel and Robert Stigwood,
Mr. Gideon Thomson was involved with many award-winning films and television programs, including such films as Saturday Night Fever and Grease; the stage production of Evita; McVicar; and the acclaimed film, Too Far To Go for NBC New York. He was also the executive producer of the feature film Quadrophenia. He has been an advisor to many US, UK and other European film and TV production and distribution companies.

(b)  Franco Columbu, Chief Executive Officer/Director.

Dr. Columbu, age 58, oversees all film and television activities of the Company. Dr. Columbu's extensive career in bodybuilding and powerlifting has earned him every major title including the prestigious Mr. Olympia, Mr. World and Mr. Universe titles. His connections in the film industry are extensive, having appeared in film such as Pumping Iron, Stay Hungry, Conan the Barbarian, Running Man, and Terminator. He has produced two feature films, Beretta's Island and Doublecross, through his production company Franco Columbu Productions, Inc. He also has been featured in several national commercials and been a guest on numerous talk shows. In addition to his industry experience, Dr. Columbu maintains an active chiropractic practice and consults with private individuals on health concerns for over five years.
From October 1997 to the present, Mr. Columbu has also served as a Director of Westar

(c)  Arthur Birzneck, President/Director.

Mr. Birzneck, age 32, has been with the Company since its inception and is responsible for overseeing all operating activities and the development of its domestic and international ventures. He is an executive producer of Westar's current feature film, The Process. Prior to Eclipse, Mr. Birzneck spent three years as president of Bask Entertainment Inc., a Vancouver, Canada based production company. He has participated financially in several film projects, most recently as an investor in Canadian-based HPP Production's Hero of the Planet. Mr. Birzneck also has been involved in promoting numerous Hip-Hop music groups. As a principal of MB Productions, his clients included Hip Hop artists Candy Man, Lighter Shade of Brown and the Rascalz. From October 1997 to the present, Mr. Birzneck has also served as a Director of Westar

(d)  John G. Smith, Vice President Legal Affairs/Director.

Mr.  Smith, age 64, is a  Cambridge,  England-educated  lawyer, who has practiced corporate and commercial law in British Columbia, Canada for more than 30 years, with a specialization in entertainment and communications law. He is a principal, co-owner, and corporate counsel of The Beacon Group of Companies that manages the marketing, distribution and financing  of  motion pictures,  studio  projects and
entertainment  software.  He is a member of the Canadian  Bar
Association  and the Law  Society  of British  Columbia;  and
was previously a governor of the Canadian Tax Foundation and a
director of the BC Motion Picture   Foundation,   as  well  as
a  variety  of  performing   arts organizations.  From January
1998 to the present, Mr. Smith has also served as a Director of Westar

(e)  Brent Nelson, Secretary/Treasurer/Director.

Mr. Nelson, age 39, has been with the Company since its inception. He has more than 15 years experience in corporate and project financing and serves on the boards of several companies in the United States and abroad: Palmworks, Inc., CybeRecord, Inc., Interactive Objects, Inc., International Digital Technology, Inc., Mobile PET Systems, Inc. and Polar Cargo Systems, Inc. Mr. Nelson has participated financially
in  several  film  and  music  industry   projects,   including
MB Productions and the Canadian Hip Hop label Masiv Music. Approximately 5 years ago, he founded and became Managing Director of Northwest Capital Partners, L.L.C. a Bellevue, Washington based venture capital company. Northwest Capital is very active in both private and public financing on an international basis. Mr. Nelson also is executive producer of the Company's current feature film The Process. During 1997, Mr. Nelson also served as a Director of Westar

Executive Compensation.

(a) The officers and directors have not received any compensation to date. They will not be remunerated until the Company turns profitable.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the Company in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the Company.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the Company to any officer or director since there is no existing plan which provides for such payment, including a stock option plan.
Certain Relationships and Related Transactions.

Other than as set forth below, there are no relationships, transactions, or proposed transactions to which the Company was or is to be a party, in which any of the named persons set forth previously had or is to have a direct or indirect material interest.

There was a promissory note for $442,285 payable to Northwest Capital Partners, L.L.C., a shareholder of the Company controlled by Brent Nelson, a Director of the Company. The note was unsecured and payable on demand. In October 1999 the Company issued 2,305,520 shares of Common Stock pursuant to Rule 504 Regulation D of the Securities Act of 1933 in satisfaction of that note.

Northwest Capital Partners, L.L.C. has advanced the Company the sum of $51,165. There are no specific repayment terms on this advance. The purpose of this advance was that the Company required additional funding to continue operating.

The Company entered into a marketing agreement with Westar Entertainment, Inc., on January 1, 1998 under which this firm is providing marketing for the Company's products both domestically and worldwide. Messrs. Columbu, Birzneck, and Smith are currently directors of Westar Entertainment, Inc.; Mr. Nelson has previously resigned as a director of this firm. Currently, Messrs. Birzneck and Columbu each own approximately 45% of the issued and outstanding common stock of Westar Entertainment, Inc.; Mr. Smith owns approximately 10% of this stock.

The Company has entered into distribution agreement with Mr. Columbu, an officer and director of the Company, covering the films Beretta's Island and Double Cross. In addition, the Company has entered into a distribution agreement with Pinoy Productions, Inc. covering the film The Process (Mr. Birzneck, an officer and director of the Company, is also President of that company).

For each of the transactions noted above, the transaction was negotiated, on the part of the Company, on the basis of what is in the best interests of the Company and its shareholders. In addition, in each case the interested affiliate did vote in favor of the transaction; however, the full board of directors did make the determination that the terms in each case were as favorable as could have been obtained from non-affiliated parties.

The lease on the offices of the Company, recently moved, in Culver City, California are provided at no charge by Westar
Entertainment, Inc. These offices are currently adequate for the needs of the Company.

Certain of the officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain potential conflicts of interest, such as those set forth above with the transactions, may arise between the Company and its officers and directors. The Company will attempt to resolve such conflicts of interest in favor of the Company by carefully reviewing each proposed transaction to determine its fairness to the Company and its shareholders and whether the proposed terms of the transaction are at least as favorable as those which could be obtained from independent sources. The officers and directors of the Company are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the Company.

Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of any class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than 10% of any class of the Company's equity securities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company during or with respect to fiscal 1999, and certain written representations from executive officers and directors, the Company is aware that each such reporting persons inadvertently failed to file a Form 3 at the time the Company became registered under Section 12 of such act (January 18, 2000). Such forms have been prepared and filed.

Committees of the Board of Directors.

The Company does not currently have standing audit, nominating, and compensation committees.

Meetings of the Board of Directors.

During the last fiscal year (ended on December 31, 1999), the total number of meetings of the Board of Directors which were held was two. None of the incumbent directors of the Company attended less than 75 percent of the total meetings. The Board of Directors also took action by unanimous written consent four other times during that fiscal year.

                    INDEPENDENT PUBLIC ACCOUNTANTS

L.L. Bradford & Company, LLC of Las Vegas, Nevada issued the report for the Company's audited financial statements for the fiscal year ended December 31, 1999. The Board of Directors has approved by resolution a proposal to retain L.L. Bradford & Company, LLC for the fiscal year that commenced on January 1, 2000. The Board of Directors of the Company recommends a vote FOR the retention of L.L. Bradford & Company, LLC for the current fiscal year.

                     FINANCIAL AND OTHER INFORMATION

The Form 10-KSB/A for the fiscal year ended June 30, 1999 and the Form 10-QSB for the latest quarter ended on June 30, 2000 are incorporated by reference to this Proxy Statement and are being delivered to security holders of the Company along with this Proxy Statement.

              SHARE EXCHANGE WITH WESTAR ENTERTAINMENT, INC.

The Board of Directors has unanimously approved the Company's share exchange with Westar Entertainment, Inc., a Nevada
corporation ("Westar"), whereby all the shares of Westar would be exchanged for shares of common stock of the Company.  After the exchange, shareholders in Westar will own an interest in the Company, which will in turn own all of the issued and
outstanding common stock of the Company.   These shareholders'
basic voting rights will not change as a result of the share exchange. The Share Purchase Agreement between the Company and Westar is the legal document that will govern the exchange;
a copy of this agreement is available upon request from the Company.

Reasons for the Exchange

The Company's management believes that having Westar as a subsidiary will provide the Company with direct distribution capabilities and help market the Company's film products worldwide. This integration of production and distribution will allow the Company to maximize the exploitation of its film products.

Business Description of Westar

Westar is an independent film production and distribution company specializing in action/adventure films, television series and documentaries. Westar emphasizes action/adventure programming in its portfolio in order to meet the strong interest and rising demand among its foreign buyers. During the past two years Westar produced and acquired nine films. This company will provide worldwide distribution for the Company's two new feature films slated to begin production in the fall of 2000. Additionally, Westar is currently in production on a video fitness series and a documentary series.

Exchange Procedure.

The share exchange will be effected by the purchase of all the outstanding shares of common stock of Westar for the sum of $104,500, payable as follows: (a) the issuance to the existing shareholders of Westar of 190,000 shares of restricted common stock of the Company, valued at $0.50 per share (these shares will be issued pursuant to the exemption from registration under the Securities Act of 1933 as provided by Rule 506 of Regulation D thereunder); and (b) the payment of $9,500 in cash. When the exchange is complete, each outstanding five shares of common stock of Westar will be automatically exchanged for one share of common stock of the Company. It will not be necessary for shareholders of Westar to exchange their existing stock certificates for certificates of the Company. Certificates for shares of Westar's common stock will automatically represent the appropriate number of shares of the Company's common stock when the exchange is completed. If shareholders desire to sell some or all of their shares after the exchange is completed, delivery of the stock certificate or certificates that previously represented Westar shares will be sufficient. Following the exchange, certificates bearing the name of the Company will be issued in the normal course upon surrender of outstanding Westar certificates for transfer or exchange. If shareholders surrender a certificate representing Westar shares for exchange or transfer and new certificates are to be issued in a name other than that appearing on the surrendered certificate, the surrendered certificate must be accompanied by (1) all documents required to evidence and effect the transfer and (2) evidence that any applicable stock transfer taxes have been paid.

Conditions to Consummation of the Exchange.

The exchange will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived: The exchange is approved by the requisite vote of shareholders of the Company and Westar; none of the parties to the exchange agreement is subject to any decree, order or injunction that prohibits the consummation of the exchange; and the representations and warranties of the parties to the Share Purchase Agreement are true and correct.

Amendment or Termination.

The exchange agreement may be amended, modified or supplemented at any time before or after its adoption by the shareholders of the Company and Westar. However, after adoption, no amendment, modification or supplement may be made or effected that requires further approval by the companies' shareholders without obtaining that approval. The Board of Directors of the companies may terminate the exchange agreement and abandon the exchange at any time before its effectiveness.

Effective Time.

The Company anticipates that the exchange will become effective promptly following the Annual Meeting. The exchange, if approved by the companies' and not terminated by their Boards of Directors, will become effective upon the filing of Articles of Exchange with the Nevada Secretary of State, unless a later effective time is specified in this filing.

Required Vote.

The exchange requires the affirmative vote of the holders of a majority of the outstanding common stock of the Company and Westar (such approval has been made by unanimous written consent of the shareholders of Westar, dated September 28, 2000).

Recommendation of the Board of Directors.

A vote FOR the approval of the exchange will constitute approval and adoption of the exchange agreement relating to the exchanger, approval of the exchange of common stock of the Westar for common stock of the Company, and approval of all other aspects of the proposed exchange. The Board of Directors recommends a vote FOR this proposal.

Material Federal Income Tax Consequences.

United States federal income tax consequences of the exchange include the following: Shareholders of Westar will not, under
Section 354 of the Internal Revenue Code, recognize gain or loss when they receive shares of the Company common stock in exchange for shares of Westar common stock in the exchange based on the determination by the parties to the transaction that the principal amount of the 950,000 shares of common stock is equal to the principal amount of 190,000 shares of common stock of the Company, plus $9,500. Therefore, a Westar stockholder's aggregate basis of the shares in the Company common stock received in the exchange will be the same as the aggregate basis of the shares of Westar common stock surrendered in exchange for those shares. A Westar stockholder's holding period in the shares of the Company common stock received in the exchange will include the holding period of the shares of Westar common stock surrendered in exchange for those shares, provided that such stockholder holds those shares of Westar common stock as capital assets when the exchange occurs; and no gain or loss will be recognized by Westar or the Company as a result of the exchange.

The Company believes that the foregoing addresses the material United States federal income tax consequences of the exchange to shareholders of Westar. The discussion is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect. In addition, this discussion is conditioned upon the accuracy of certain factual matters as to which the Company has represented as and believes are true. However, this discussion is not binding on the Internal Revenue Service or the courts so the Company cannot assure Westar shareholders that the federal income tax consequences of the exchange that are described above will be available to shareholders or the Company. Because the tax consequences to shareholders of the exchange may be affected by their particular circumstances and by the applicability to them of one or more special rules like those which apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets, the Company urges shareholders to consult their own tax advisor concerning the effect of the exchange upon them, including the effect of any state, local or other tax to which they may be subject.

Comparative Rights of Shareholders.

As both the Company and Westar are Nevada corporation, all the shareholders of the companies will still be governed by Nevada after the share exchange.

Effect of Exchange.

The effect of the exchange will be that all of the issued and outstanding of Westar will be owned by the Company and the existing shareholders of Westar will become shareholders of the Company.

                            MISCELLANEOUS

The principal accountant for the current fiscal year and for the most recently completed fiscal year of the Company is not expected to be present at the Annual Meeting of the Company. However, shareholders may submit questions of an accounting nature to the Company in writing at the meeting and they will be subsequently responded to.

Three of the four nominees for the Board of Directors of the Company are the current shareholders and directors of Westar. These individuals have an interest in the acquisition of the shares of common stock of Westar by the Company that is different than the interest of other shareholders of the Company in that they will directly benefit from this transaction with shares of common stock in the Company.

                            OTHER BUSINESS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the shareholders, proxies in the enclosed forms returned to the company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

The information incorporated by reference to this Proxy
Statement is the Form 10-KSB for the fiscal year ended December
31, 1999 and the latest Form 10-QSB for the quarter ended June
30, 2000.

By order of the Board of Directors
/s/  Brent Nelson
Brent Nelson
Corporate Secretary
September 15, 2000

                                P R O X Y
                   ECLIPSE ENTERTAINMENT GROUP, INC.

Annual Meeting of Shareholders To Be Held October 23, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Franco Columbu, Arthur Bizneck, John G. Smith, and Brent Nelson, or any of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote at the Annual Meeting of Shareholders of Eclipse Entertainment Group, Inc. (sometimes hereinafter referred to as the "Company") to be held on Monday, October 23, 2000, as designated below, all of the common stock of Eclipse Entertainment Group, Inc. held of record by the undersigned on September 1, 2000, at the executive offices of the Company, located at 10520 Venice Boulevard, Culver City, California 90232, for matters that properly may come before the meeting or any adjournment thereof.

1.  ELECTION OF DIRECTORS (circle one):

      FOR                                             WITHHOLD AUTHORITY
all nominees listed below                to vote for all nominees listed below

Franco Columbu      Arthur Bizneck      John G. Smith       Brent Nelson

2.  TO APPROVE THE SELECTION OF L.L. BRADFORD & COMPANY, LLC AS
THE COMPANY'S INDEPENDENT ACCOUNTING FIRM FOR THE CURRENT FISCAL
YEAR (circle one).

FOR                          AGAINST                          ABSTAIN

3.  TO APPROVE THE ACQUISITION, WHICH INCLUDES A SHARE
EXCHANGE, BY THE COMPANY OF ALL THE ISSUED AND OUTSTANIDNTG
COMMON STOCK OF WESTAR ENTERTAINMENT, INC., A NEVADA CORPORATION
("WESTAR"), WHEREBY WESTAR WOULD BECOME A WHOLLY OWNED
SUBSIDIARY OF THE COMPANY (circle one).

FOR                              AGAINST                              ABSTAIN

This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Eclipse Entertainment Group, Inc. to be held on October 23, 2000, the Proxy Statement of such meeting, the Form 10-KSB for the fiscal year ended December 31, 1999, and the latest Form 10-QSB for the quarter ended June 30, 2000.


Dated: ______________, 2000
____________________________________________________
             (Signature of Shareholder)

Note: Please sign exactly as name appears on stock certificate (as indicated on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.